UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2004

RENT-A-CENTER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5700 Tennyson Parkway
Third Floor
Plano, Texas 75024
(Address of Principal Executive Offices) (Zip Code)

(972) 801-1100
(Registrant’s telephone
number, including area code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
Amended/Restated Credit Agreement
Amended/Restated Guarantee & Collateral Agreement

Item 5. Other Events and Required FD Disclosure.

On July 14, 2004, the Registrant completed a refinancing of its senior secured debt by entering into a new $600 million senior credit facility, consisting of a $350 million term loan and a $250 million revolving credit facility. On such date, the Registrant drew down the $350 million term loan and $50 million of the revolving credit facility and utilized the proceeds to repay its existing senior term debt.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)     Financial Statements of Businesses Acquired.

Not applicable.

     (b)     Pro Forma Financial Information.

Not applicable.

     (c)     Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of May 28, 2003, as amended and restated as of July 14, 2004, among Rent-A-Center, Inc., the several lenders from time to time parties thereto, Calyon New York Branch, SunTrust Bank and Union Bank of California, N.A., as Documentation Agents, Lehman Commercial Paper Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of May 28, 2003, as amended and restated as of July 14, 2004, made by Rent-A-Center, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: July 14, 2004	By:	/s/ Robert D. Davis
Robert D. Davis
Senior Vice President – Finance, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Credit Agreement, dated as of May 28, 2003, as amended and restated as of July 14, 2004, among Rent-A-Center, Inc., the several lenders from time to time parties thereto, Calyon New York Branch, SunTrust Bank and Union Bank of California, N.A., as Documentation Agents, Lehman Commercial Paper Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of May 28, 2003, as amended and restated as of July 14, 2004, made by Rent-A-Center, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent.

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